EXHIBIT 99


                                MALLINCKRODT INC.

                            AMENDMENTS TO THE BY-LAWS


               Adopted by the Board of Directors on June 16, 1999


         As amended, Section 6 of Article I of the By-Laws now reads as follows:

Section 6. Except as may otherwise be required by applicable law or regulation, a stockholder may make a nomination or nominations for director of the Corporation at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors or may bring up any other matter for consideration and action by the stockholders at an annual meeting of stockholders only if the provisions of Subsections A, B and C hereto shall have been satisfied. If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at the meeting shall be deemed not properly brought before the meeting, is and shall be ruled by the chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

         A. The stockholder must, not less than ninety days and not more than one hundred and twenty days before the day of the meeting, deliver or cause to be delivered a written notice to the Secretary of the Corporation; provided, however, that in the event that less than one hundred days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders by the Corporation, notice by the stockholder to the Secretary of the Corporation, to be timely, must be received not later than the close of business on the tenth day following the day on which such notice or prior public disclosure was made. Notice by the Corporation shall be deemed to have been given more than one hundred days in advance of the annual meeting if the annual meeting is called for the third Wednesday in October without regard for when the notice or public disclosure thereof is actually given or made. The stockholder's notice shall specify (a) the name and address of the stockholder as they appear on the books of the



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Corporation; (b) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business described in the notice which is in the interest of a business or object other than the business of the Corporation; (d) if such business is a nomination for director, each nomination sought to be made and a statement signed by each proposed nominee indicating his or her willingness so to serve if elected and disclosing the information about him or her that is required by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Corporation for election as one of its directors; and (e) if such business is other than a nomination for director, a brief description of such business and the reasons it is sought to be submitted for a vote of the stockholders.

         B. Notwithstanding satisfaction of the provisions of Subsection A, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

         C. In the event such notice is timely given and the business described therein is not disqualified because of Subsection B, such business (a) may nevertheless not be presented or acted upon at a special meeting of stockholders unless in all other respects it is properly before such meeting; and (b) may not be presented except by the stockholder who shall have given the notice required by Subsection A or a representative of such stockholder who is qualified under the law of New York to present the proposal on the stockholder's behalf at the meeting.


         As amended, Article V of the By-Laws shall include the addition of a
Section 6, which now reads as follows:

Section 6. The Audit Committee of the Board of Directors shall be composed exclusively of independent, non-employee directors of the Corporation. For purposes of determining a director's independence, the Board of Directors shall use the definition of "independent" as proposed in February 1999 by the Blue Ribbon Committee on Improving the Effectiveness




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of Corporate Audit Committees, which is repeated below in its entirety.

     Members of the audit committee shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. Examples of such relationships include:

         - a director being employed by the corporation or any of its affiliates for the current year or any of the past five years;

         - a director accepting any compensation from the corporation or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan;

         - a director being a member of the immediate family of an individual who is, or has been in any of the past five years, employed by the corporation or any of its affiliates as an executive officer;

         - a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments that are or have been significant to the corporation or business organization in any of the past five years;

         - a director being employed as an executive of another company where any of the corporation's executives serves on that company's compensation committee.

     A director who has one or more of these relationships may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses in the next annual proxy statement subsequent to the determination, the nature of the relationship and the reasons for that determination.